EXHIBIT 99.15
GROUP TERMINATION AGREEMENT

August 10, 2018

Each of the undersigned is a party to that certain Schedule 13D, filed June 24, 2015, as amended by Amendment No. 1 filed on July 7, 2015, as further amended by Amendment No. 2 filed on July 30, 2015, as further amended by Amendment No. 3 filed on August 20, 2015, as further amended by Amendment No. 4 filed on June 17, 2016, and as further amended by Amendment No. 5 filed on June 28, 2016 (collectively the "Schedule 13D"). Each of the undersigned hereby acknowledges and confirms that their participation as a member of a "group" within the meaning of Section 13(d)(3) of the Act as previously disclosed in the Schedule 13D be and hereby is terminated.

IN WITNESS WHEREOF, the undersigned have executed this Group Termination Agreement as of the date first set forth above.

KYLE S. PACKER

By: /s/ Kyle S. Packer

JASON R. HERR

By: /s/ Jason R. Herr

PAUL B. LUBER

By: /s/ Paul B. Luber

MUTINY FUND I, LP

By: Mutiny Capital, LLC Its: General Partner

By: /s/ Kyle S. Packer
Its: Managing Member

NEAL B. JANNOL

By: /s/ Neal B. Jannol

GARRY ANDERLY

By: /s/ Garry Anderly

KEITH PIEPER

By: /s/ Keith Pieper

TONY BURLINGAME

By: /s/ Tony Burlingame